Exhibit 10.1

                             COMPENSATION AGREEMENT

THIS COMPENSATION AGREEMENT is dated and made for reference effective as of the 22nd day of September, 2009.

BETWEEN:

          VERIFYSMART CORP. with its address for notice hereunder at Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st Street, E-Square, Fort Bonifacio Global City, Taguig, Metro Manila, Philippines

          (hereinafter referred to as the "Company");

                                                               OF THE FIRST PART

AND:

          AMG GROUP INC. with its address for notice hereunder at P.O. Box 38, Riderwood, MD USA 21139-0038

          (hereinafter referred to as the "Consultant").

                                                              OF THE SECOND PART

(together   hereinafter   also  referred  to   individually  as  a  "Party"  and
collectively as "Parties")

WHEREAS:

A. The Company is in the business of growing its verified transaction software, credit card anti-fraud program and internet business and is seeking clients and partners; and

B. The Consultant has access to high quality clients and partner potentials who would have an appetite for the Company's products;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and provisions herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1. In consideration of the Consultant's assistance in identifying and/or securing for the Company high quality clients and partners who are lawfully able to participate with the Company then in the event of election for closing by the Company with such introduced by the Consultant the Company hereby agrees to pay to the Consultant fees (the "FEE") as follows:

     (a) asset acquisition, merger, or other value acquisition or disposition (the "Event") - the Company will pay within 30 days of closing of such an Event an amount equal to, at the Consultant's election, five (5%) in cash or ten (10%) in common stock with the stock priced at the weighted average stock price for the year, on the stated value of the Event or, failing contractual value, the fair market value of the Event;
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                                      -2-


     (b) card issuers or internet users - the Company will pay to the Consultant an amount of ten percent (10%) of cash flow received by the Company (less direct third party costs) from banks, other financial institutions, and any other business paying the Company based on card use or internet use of the Company's products for the first five years and five percent (5%) thereafter for an additional five years and for the first institution of in excess of one million cards signed the Company will pay the Consultant one million common shares of the Company. For clarity, this Fee is applied to each new client such that the 10% applies to the first five years revenue of each client.

     (c) the Company shall pay the Consultant a monthly fee of $5000US starting July 1 and pre-approved expenses (such as flights and accomodation). The consultant will employ reasonable best efforts to introduce high quality clients as soon as possible.

2. The term of this Agreement shall be two (2) years from the date first herein set forth. Any earned Fee shall continue beyond the date hereof for its stated term of section 1. (b).

3. The Consultant acknowledges that it has or will receive information (collectively, the "INFORMATION") with respect to the Company, its business and its technology and that all such Information is the property of the Company, and that the Consultant will not copy or use or transfer the Information, other than to evaluate the Company, without the prior written consent of the Company. The Consultant undertakes to keep such Information confidential and not to use the same nor provide the same to others and will not disseminate such Information without the express written permission of the Company.

The Parties irrevocably agree that they shall not disclose or otherwise reveal, directly or indirectly, to any third party, any confidential information provided by one party to the other, or otherwise acquired, particularly contract terms, product information, processes, prices, fees, financing arrangements, schedules, and information concerning the identity of sellers, producers, buyers, dealers, borrowers, brokers, lenders, distributors, developers, manufacturers, technology owners, or their representatives, and specific individual names, addresses, principals, or telex/fax/telephone numbers, references, product or technology information, and/or all other information, advised by one Party to another as being confidential or privileged, without the prior specific written consent of the Party providing such information. Neither Party may be held liable if, through no action or fault of the other, any of the above mentioned confidential information is released.

The Consultant specifically agrees that any breach hereof cannot be sufficiently compensated in damages and hereby attorns, prior to process and ex parte, to such injunctions and other remedies as the Company may in its sole discretion deem necessary or advisable.

4. The Parties  hereby  irrevocably  agree,  and guarantee each other they shall not, directly or indirectly, interfere with, circumvent or attempt to circumvent, avoid, bypass, or obviate each other's interest, or the interest or relationship with producers, sellers, buyers, brokers, dealers, distributors, financial institutions, technology owners, developers or manufacturers, to change, increase or avoid, directly or indirectly, payment of Fees nor initiate buy/sell relationships, or transactional relationships that by-pass one of the Parties with any corporation, producer, technology owner, partnership, or individual revealed or introduced by one of the Parties to one another in connection with any on-going or future transaction or project.
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                                      -3-


5. Each party will at any time and from time to time, upon the request of the other party, execute and deliver such further documents and perform such further acts and things as the other party may reasonably request in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement and to fulfill any closing.

6. This agreement is governed by and shall be interpreted by the laws of the USA, the situs of this agreement is Los Angeles, California and this Agreement will be subject to the exclusive jurisdiction of the courts of the same. It is acknowledged that this is not an exclusive arrangement but that it becomes exclusive for potential clients and partners or Events first introduced by the Consultant in person with a presentation.

7. The terms and provisions herein contained constitute the entire agreement between the parties and supersede all previous oral or written communications and there are no agreements collateral hereto. This agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

8. This agreement may be signed by the parties hereto in counterparts and by facsimile endorsement, each of which so signed shall be deemed to be an original, and the counterparts shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as set forth above.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

Executed by                         )
VERIFYSMART CORP                    )
by its authorized signatory:        )
                                    )
                                    )
/s/ Ralph Santos                    )
----------------------------        )
Authorized Signatory                )
                                    )
Executed by                         )
AMG GROUP INC.                      )
by its authorized signatory:        )
                                    )
                                    )
/s/ Adi Muljo                       )
----------------------------        )
Authorized Signatory                )